UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January 22, 2004

Smithtown Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code     631-360-9300

SMITHTOWN BANCORP, INC.

FORM 8-K

SMITHTOWN BANCORP, INC.

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.
Item 2.	Acquisition or Disposition of Assets – Not Applicable.
Item 3.	Bankruptcy or Receivership – Not Applicable.
Item 4.	Changes in Registrant’s Certifying Accountant.
Item 5.	Other Events and Regulation FD Disclosure – Not Applicable.
Item 6.	Resignations of Registrant’s Directors – Not Applicable.
Item 7.	Financial Statements and Exhibits.
Exhibit 1. Consolidated Balance Sheets – December 31, 2003 and December 31, 2002. Exhibit 2. Consolidated Statements of Income – Twelve months ended December 31, 2003 and 2002.
Item 8.	Change in Fiscal Year – Not Applicable.
Item 9.	Regulation FD Disclosure – Not Applicable.
Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan – Not Applicable.
Item 12.	Results of Operations and Financial Condition.
Exhibit 1. Smithtown Bancorp, Inc. Press Release dated January 22, 2004.

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One East Main Street

Post Office Box 456

Smithtown , New York 11787-2823

direct dial: 631-360-9304

direct fax: 631-360-9380

PRESS RELEASE

Release Date: January 22, 2004

Contact:	Ms. Judith Barber	News Contact:	Peter Hamilton
	Corporate Secretary		Rubenstein Associates (work) 212-843-8015 (home) 631-928-8437 (cell) 516-375-6434

SMITHTOWN BANCORP, INC. ANNOUNCES

FOURTH QUARTER EARNINGS

EPS increase by 18.57%

ROE tops 20%

for seventh year in a row

Stock price up by 61%

Smithtown, NY, January 22, 2004 – Smithtown Bancorp, Inc., the parent company of Bank of Smithtown, today announced that the company had earnings of $2,465,858 for the fourth quarter of 2003, or $.83 per share. These earnings reflect an 18.57% increase over the same period last year.

For the year, Smithtown Bancorp, Inc. earned $9,098,626, the highest level of earnings in the bank’s 94-year history. This marks the eighth consecutive year that the company has reported record levels of earnings.

These earnings also reflect earnings per share for the year of $3.02, a 15.27% increase over EPS for the prior year.

Return on average equity was 24.74%, the seventh consecutive year that ROE has exceeded 20%. This rate of return is almost twice that of national and statewide peer group averages. Return on average assets was 1.80%, more than twice the average rate of return among all commercial banks in New York State.

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The company’s earnings growth continues to be fueled by remarkably strong growth in both loans and deposits. The company’s Chairman of the Board, President and Chief Executive Officer, Bradley E. Rock, commented: “One of the reasons for our company’s success has been our ability to fund our exceptionally strong loan growth with the collection of low cost deposits at an equally rapid pace.” During 2003, loans grew by $101.6 million to $459.6 million at year-end, representing growth of 28.37%. Similarly, deposits grew by $103.4 million to $481.3 million at year-end, representing growth of 27.36%. Mr. Rock added: “We achieved this deposit growth while opening only one new branch during the year, which is strong testimony to the new business development efforts by our staff and our ever-widening reputation for providing quality customer service.”

Asset quality remained strong. At December 31, 2003, nonperforming loans and ORE both stood at $0. Net charge-offs for the year were less than $0, with recoveries having exceeded charge-offs by approximately $33,000.

The company fared well in other areas of performance also. Despite having experienced what Mr. Rock described as some “slight” margin compression due to the historically low interest rate environment, nonetheless net interest margin was 5.01%. With regard to expense management, the company’s efficiency ratio was 42.97%, with ranks at the top among all peer group figures.

The market price for the company’s shares closed the year 2003 at $43.35, up more than 61% for the year. Over the past ten years, the market value of the company’s stock has risen by more than 1,400%.

During this past September, USA Today ranked Smithtown Bancorp, Inc. among its top ten “aggressive” stock picks in the nation. At various times in the past, U.S. Banker and SNL Securities have ranked the company as the #1 community bank its size in the country.

The company’s shares are currently traded on the OTC Bulletin Board, but the company recently filed an application to be listed on NASDAQ. The shares are traded under the symbol “SMTB”.

*    *    *

Forward-Looking Statements

This release and other written materials and statements management may make, may contain forward-looking statements regarding the Company’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as

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amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are sometimes identified by use of the words “plan”, “believe” , “expect”, “intend”, “anticipate”, “estimate”, “project”, or other similar expressions. The Company’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly actual results may differ materially from anticipated results.

Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, a change in economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; and other economic competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company’s operations, pricing and services.

Investors are cautioned not to place undue reliance on forward-looking statements as a prediction of actual results. Except as required by applicable law or regulation, the Company undertakes no obligation to republish or revise forward-looking statements to reflect events or circumstances after the date the statements were made or to reflect the occurrences of unanticipated results. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in our reports to the Securities and Exchange Commission.

SMITHTOWN BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2003	2002
Assets
Cash and Due from Banks	$9,383,247	$8,169,673
Federal Funds Sold	5,382,026	2,522,578
Investment Securities:
Investment Securities Held to Maturity
Mortgage – Backed Securities	293,055	579,622
Obligations of State and Political Subdivisions	1,700,323	2,381,890

Total Investment Securities Held to Maturity (Estimated Fair Value $2,091,332 in 2003 and $3,118,644 in 2002)	1,993,378	2,961,512

Investment Securities Available for Sale
Obligations of U.S. Government Agencies	25,094,497	11,226,328
Mortgage – Backed Securities	8,120,100	15,905,791
Obligations of State and Political Subdivisions	17,745,735	20,893,082
Other Securities	6,324,238	7,222,864

Total Investment Securities Available for Sale (At Estimated Fair Value)	57,284,570	55,248,065

Total Investment Securities	59,277,948	58,209,577

Loans	459,677,553	358,171,477
Less: Unearned Discount	47,183	121,456
Reserve for Possible Loan Losses	4,760,805	3,945,593

Loans, Net	454,869,565	354,104,428
Equity Investment in SMTB Financial Group, LLC	2,724	2,623
Bank Premises and Equipment	10,287,727	8,780,182
Other Assets
Cash Surrender Value – Bank Owned Life Insurance	16,288,124	6,072,174
FHLB Stock	1,550,000	2,300,000
Other	8,044,039	11,642,002

Total Assets	$565,085,400	$451,803,237

Liabilities
Deposits:
Demand	$85,604,168	$72,417,182
Money Market	150,583,706	126,707,767
NOW	41,816,900	25,516,385
Savings	50,892,176	45,852,116
Time Deposits	152,434,072	107,426,224

Total	481,331,022	377,919,674
Dividend Payable	267,681	229,251
Other Borrowed Funds	31,000,000	38,000,000
Subordinated Debt	11,000,000	0
Other Liabilities	2,308,226	1,710,026

Total Liabilities	525,906,929	417,858,951
Stockholders’ Equity
Common Stock - $1.25 Par Value	2,239,775	2,239,775
Accumulated Other Comprehensive Income	420,074	733,640
Additional Paid In Capital	1,993,574	1,993,574
Retained Earnings	43,902,459	35,887,008

Total	48,555,882	40,853,997
Less: Treasury Stock (536,142 and 609,403 shares at cost)	9,377,411	6,909,711

Total Stockholders’ Equity	39,178,471	33,944,286

Total Liabilities and Stockholders’ Equity	$565,085,400	$451,803,237

SMITHTOWN BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME

	For the Twelve Months Ended December 31,
	2003	2002
Interest Income
Interest on Loans	$27,385,991	$24,174,525
Interest and Dividends on:
Obligations of U.S. Government Agencies	659,605	526,784
Mortgage – Backed Securities	578,360	1,198,596
Obligations of State & Political Subdivisions	861,714	1,064,763
Other Debt Securities	525,899	359,649
Interest on Federal Funds Sold	91,477	113,914
Interest on Balances Due From Depository Institutions	915	1,597
Other Interest Income	66,534	120,295

Total Interest Income	30,170,495	27,560,123

Interest Expense
Money Market Accounts	1,714,082	1,795,416
Savings	262,164	310,131
Time Deposits $100,000 and Over	1,508,018	1,313,528
Other Time Deposits	2,703,233	2,236,698
Interest on Borrowed Money	1,367,121	1,753,999

Total Interest Expense	7,554,618	7,409,772

Net Interest Income	22,615,877	20,150,351
Provision for Possible Loan Losses	763,113	1,020,000

Net Interest Income After Provision for Possible Loan Losses	21,852,764	19,130,351

Other Non – Interest Income
Trust Department Income	581,467	457,393
Service Charges on Deposit Accounts	1,783,028	1,922,029
Other Income	1,605,631	1,594,823
Gain on Calls of Investment Securities	108,745	76,865

Total Other Non – Interest Income	4,078,871	4,051,110

Other Operating Expenses
Salaries	4,851,400	4,728,761
Pension and Other Employee Benefits	1,307,863	1,087,387
Net Occupancy Expense of Bank Premises	1,497,003	1,190,168
Furniture and Equipment Expense	1,079,961	999,911
Miscellaneous Operating Expense	2,835,427	2,806,539

Total Other Operating Expense	11,571,654	10,812,766

Income Before Income Taxes	14,359,981	12,368,695
Provision for Income Taxes	5,261,355	4,326,948

Net Income	$9,098,626	$8,041,747

Earnings Per Share
Net Income	$3.02	$2.62
Cash Dividends Declared	$0.36	$0.30
Weighted Average Shares Outstanding	3,013,720	3,069,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP, INC.

January 22, 2004 /s/ Bradley E. Rock

Bradley E. Rock, Chairman, President and Chief Executive Officer

January 22, 2004
/s/ Anita M. Florek

Anita M. Florek, Executive Vice President, Treasurer and Chief Financial Officer